SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant [   ]

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

DOCUMENT SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO AMENDMENT OF 1997 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS AND COMPENSATION
REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DOCUMENT SCIENCES STOCK PRICE PERFORMANCE GRAPH
OTHER INFORMATION
DOCUMENT SCIENCES CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
DOCUMENT SCIENCES CORPORATION PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 23, 2002

TO OUR STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation, will be held on Tuesday, April 23, 2002 at 9:00 a.m., local time, at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve the reservation of an additional 300,000 shares of our Common Stock for issuance under our 1997 Employee Stock Purchase Plan.

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002.

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on March 26, 2002 are entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN L. MCGANNON
President, Chief Executive Officer,
Chief Financial Officer and Director

Carlsbad, California

March 26, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

DOCUMENT SCIENCES CORPORATION

PROXY STATEMENT
FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
April 23, 2002

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Document Sciences Corporation of Proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, April 23, 2002 at 9:00 a.m. local time, and at any postponement or adjournment thereof. The Proxies are being solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

      The Annual Meeting will be held at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009. The telephone number at that location is (760) 827-3200.

      These proxy solicitation materials were mailed on or about March 29, 2002, together with our 2001 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Revocability of Proxies and Proxies Generally

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Document Sciences:

•	a written notice of revocation;

•	a duly executed proxy bearing a later date; or

•	by attending the Annual Meeting and voting in person.

      Written notices of revocation and other communications with respect to the revocation of our proxies should be addressed to Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted in favor of each of the proposals. Document Sciences’ Board of Directors is unaware of any other matters that may be presented for action at the Annual Meeting. If other matters do properly come before the Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share of common stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

      We will pay the costs associated with soliciting the proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited on our behalf by directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Stockholders Entitled to Vote

      Only stockholders of record at the close of business on March 26, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of March 26, 2002, 3,851,873 shares of our common stock,

$0.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Beneficial Security Ownership of Management and Certain Beneficial Owners.” The closing sales price of our common stock on The Nasdaq National Market on March 26, 2002 was $2.43 per share.

Quorum; Abstentions; Broker Non-Votes

      The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The five persons receiving the greatest number of the votes of the shares present in person or represented by proxy at the meeting will be elected to our Board of Directors. The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the amendment of our 1997 Employee Stock Purchase Plan and to ratify the appointment of auditors.

      Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker non-votes are not deemed to be “votes cast.” As a result, broker non-votes are not included in the tabulation of the voting results on any of the proposals and, therefore, do not have the effect of votes in opposition of such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

2002 Annual Meeting Proposals

      Our bylaws establish advance notice procedures that a stockholder must follow in order to nominate persons for election as directors or to introduce an item of business at an annual or special meeting of stockholders. These procedures provide that notice of nominations for director nominees and/or an item of business proposed to be introduced at an annual or special meeting of stockholders must be received by our Secretary no later than 90 days in advance of such meeting if prior notice or public disclosure of the meeting has been given or made at least 100 days prior to such meeting. If prior notice or public disclosure of the meeting has not been given at least 100 days prior to such meeting, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. The form of such notice must set forth:

•	the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of stock of Document Sciences entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by our Board of Directors; and

•	if applicable, the consent of each nominee to serve as a director of Document Sciences if so elected.

      The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures described above.

2003 Annual Meeting Proposals

      Under the rules of the Securities and Exchange Commission, stockholder proposals that are intended to be presented at our 2003 Annual Meeting of Stockholders must be received by us no later than January 2, 2003, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to our Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our five nominees named below, all of whom are presently directors. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

      The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of Document Sciences.

Name	Age(1)	Principal Occupation

John L. McGannon	41	President, Chief Executive Officer, Chief Financial Officer and Director of Document Sciences Corporation.
Thomas L. Ringer	70	Chairman of the Boards of Directors of Document Sciences Corporation, Wedbush Morgan Securities, Inc., Wedbush Capital Corporation, M.S. Aerospace, Inc. and The Center for Corporate Innovation. Director of California Amplifier, Inc.
James J. Costello	56	Director of Corporate Business Development of Xerox Corporation.
Barton L. Faber	54	Chairman and Chief Executive Officer of FABERcapital.
Colin J. O’Brien	63	Private investor.

(1)	As of March 26, 2002.

      John L. McGannon has served as President and Chief Executive Officer of Document Sciences since January 2001 and as our Chief Financial Officer since December 1999. He has also served as Vice President, Chief Administrative Officer and Controller since joining Document Sciences in September 1998. From June 1997 through August 1998, he served as the Manager of Financial Analysis and Planning for Simulation Sciences, Inc., a California-based software developer for the oil and chemical engineering industries. Mr. McGannon worked for Chevron Corporation from 1988 to 1997 in a variety of financial management positions. Mr. McGannon holds a BA degree from Stanford University and an MBA from Carnegie Mellon University.

      Thomas L. Ringer has served as Chairman of the Board of Directors of Document Sciences since March 1998 and has been a director of Document Sciences since 1992. He is currently Chairman of the Boards of Directors of Wedbush Morgan Securities, Inc., Wedbush Capital Corporation, M.S. Aerospace, Inc. and The Center for Corporate Innovation. In addition, Mr. Ringer serves on the Board of Directors of California Amplifier, Inc.

      James J. Costello has served as a director of Document Sciences since October 2001. He is currently the Director of Corporate Business Development of Xerox Corporation. Mr. Costello has held various positions with Xerox since 1975. He previously served as a director of Document Sciences from May 1996 thru February 1999.

      Barton L. Faber has served as a director of Document Sciences since July 1996. He served as President and Chief Executive Officer of Document Sciences from June 1999 through January 2001. From 1996 to 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Metromail. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley, a financial printing firm. Prior to joining R.R. Donnelley, he held various positions with Mobil Oil Corporation and Continental Illinois Corp. Mr. Faber currently serves as Chairman and Chief Executive Officer of FABERcapital and as a member of the Board of Directors of Email Bureau, Looking Glass Technologies and Intervisual Communications.

      Colin J. O’Brien has served as a director of Document Sciences since December 1995. From February 1992 to January 2001, he was employed in various positions at Xerox and last served as Executive Chairman and Chief Executive Officer of XESystems, Inc., a subsidiary of Xerox. Prior to February 1992, Mr. O’Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to joining Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications Inc. Mr. O’Brien currently serves on the Board of Directors of Scientific Games Corporation, a software company.

Required Vote

      The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Board Meetings and Committees

      Our Board of Directors held a total of fourteen meetings during the fiscal year ended December 31, 2001. No incumbent director, during the time he was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of our Board of Directors, or its committees on which he served, which occurred during fiscal 2001. Our Board of Directors has an Audit Committee and a Human Resources Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Rather, our entire Board of Directors acts as a committee with respect to nominations for membership on our Board of Directors. Our Audit Committee currently consists of Mr. Costello, Mr. O’Brien and Mr. Ringer. Our Human Resources Committee currently consists of Mr. Faber, Mr. O’Brien and Mr. Ringer.

Audit Committee

      Our Audit Committee met four times in fiscal year 2001. The functions of our Audit Committee include: (1) recommending engagement of our independent auditors; (2) approving the services performed by such auditors; (3) consulting with such auditors and reviewing with them the results of their audit procedures related to our financial results for the fiscal year; (4) reviewing and approving any material accounting policy changes affecting our operating results; (5) reviewing our internal control procedures and personnel; and (6) reviewing and evaluating our accounting principles. Our Audit Committee operates under a charter that has been adopted by our Board of Directors.

Audit Committee Report

      Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      Our Audit Committee discussed with our independent auditors, Ernst & Young LLP, the overall scope and plans for their audit. Our Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. Our Audit Committee held four meetings during fiscal year 2001.

      In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. Our Audit Committee and Board of Directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as our independent auditors.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Thomas L. Ringer — Chairman
James J. Costello
Colin J. O’Brien

      The above report of our Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

Human Resources Committee

      Our Human Resources Committee met two times in fiscal year 2001. The functions of our Human Resources Committee include: (1) reviewing and approving the compensation and benefits for our officers and other employees; (2) administering our stock purchase and stock option plans; and (3) determining which eligible individuals (excluding non-employee directors) receive grants under such plans and the size of such grants.

Compensation of Directors

      In April 2001, we approved a director compensation arrangement pursuant to which directors who are not employees receive the following compensation:

•	annual retainer of $20,000 for each director and $50,000 for the Chairman of the Board;

•	$1,200 per day per attended board meeting;

•	$600 per board teleconference;

•	$1,200 for each committee meeting attended;

•	$600 for each committee meeting attended by teleconference; and

•	annual stock option grant of 30,000 shares, granted under the 1995 Stock Incentive Plan as of the business day immediately following our Annual Meeting of Stockholders.

      Directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Board Recommendation

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1.

PROPOSAL TWO

AMENDMENT OF 1997 EMPLOYEE STOCK PURCHASE PLAN

      In April 1997, our Board of Directors adopted, and the shareholders approved, our 1997 Employee Stock Purchase Plan (the “Plan”) under which 350,000 shares of our common stock were reserved for issuance. As of December 31, 2001, only 59,791 shares remained available for issuance.

      The stockholders are requested to approve an amendment to the Plan to provide the reservation of an additional 300,000 shares of our common stock for future issuance. We believe that the Plan is a key component in our strategy to attract and retain skilled employees and quality management. The Board of Directors believes it is in our best interest to adopt this amendment so that we may continue to attract and retain the services of key employees by providing eligible employees the opportunity to purchase our common stock through payroll deductions.

Required Vote

      The affirmative vote of a majority of the shares represented, in person or by Proxy, and voting at the Annual Meeting and constituting at least a majority of the required quorum will be required to adopt the proposal to amend our 1997 Employee Stock Purchase Plan.

Summary of the 1997 Employee Stock Purchase Plan

      The following is a description of the principal features of the Plan as in effect and as proposed to be amended by this Proposal 2. The summary is qualified in its entirety by the terms of the Plan. A copy of the Plan, as amended, is attached as Appendix A hereto.

      Purpose. The purposes of the Plan are to attract and retain the best available personnel and promote employee ownership of our Common Stock.

      Administration of the Purchase Plan. Our Board of Directors or a committee of the Board of Directors may administer the Plan. The interpretation and construction of any provision of the Plan by the Board of Directors or its committee shall be final and binding. Members of the Board of Directors do not receive additional compensation for their services in connection with the administration of the Plan.

      Eligibility. Employees are eligible to participate in the Plan if we employ them for more than five months per calendar year and at least 20 hours per week. The Plan permits eligible employees to purchase our common stock through voluntary payroll deductions which may not exceed ten percent (10%) of an employee’s compensation or as otherwise restricted by the code at a price which is not less than eighty-five (85%) of the fair market value of our Common Stock on the first or last day of the offering period, whichever is lower. We currently have approximately 125 employees who are eligible to participate in the Plan.

      Participation. Eligible employees may become participants in the Plan by filing completed enrollment agreements authorizing payroll deductions. Options to purchase our Common Stock through voluntary payroll deductions (subject to the limitations described above) shall be granted to Plan participants on the first day of each offering period and shall be exercised automatically unless such participants withdraw from the Plan. We deliver to each participant, as appropriate, a certificate representing the shares purchased upon exercise of such participant’s option.

      Use of Funds. All payroll deductions received or held by us under the Plan may by used by us for any corporate purpose, and we are not obligated to segregate such payroll deductions.

      Amendment and Termination of the Purchase Plan. Our Board of Directors may amend or terminate the Plan from time to time in such respects as the Board of Directors may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or with Section 423 of the Code or any other successor or applicable law or regulation, we must obtain stockholder approval of any Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. In any event, the Plan will terminate in March 2007.

Tax Information

      The Plan, and the right of participants to make purchases thereunder, is qualified under the provisions of Section 421 and Section 423 of the Code. Under these provisions, no income to a participant will be taxable until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, and (b) an amount equal to fifteen (15%) of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize, in the year of the sale or other disposition, ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

      The foregoing is only a summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 2 TO AMEND OUR 1997 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Our Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2002. Ernst & Young has audited our financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Required Vote

      Our Board of Directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by our Audit Committee and Board of Directors.

Audit Fees

      The aggregate fees billed by Ernst & Young for professional services in connection with the audit of our annual financial statements for the year ended December 31, 2001 and the reviews of our interim financial statements included in quarterly reports on Form 10-Q in 2001 were $167,500.

Financial Information Systems Design and Implementation Fees

      Our independent auditors have not performed any services relating to the operation or supervising of our information system, managing our local area network or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information significant to our financial statements as a whole.

All Other Fees

      The aggregate fees billed by Ernst & Young for services rendered in 2001, other than the services described under the caption “Audit Fees,” were approximately $6,400. These other services included assistance in payroll and income tax preparation for our sales office in Paris.

      As described in the Audit Committee Report, our Audit Committee also considered whether the non-audit services provided by Ernst & Young were compatible with maintaining the independence of such independent auditor and determined they were compatible.

Board Recommendation

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

      The executive officers of Document Sciences and their ages, as of March 26, 2002, are as follows:

Name	Age	Position

John L. McGannon	41	President, Chief Executive Officer and Chief Financial Officer
Daniel J. Fregeau	45	Executive Vice President
J. Douglas Pike	46	Vice President, Worldwide Sales
Lisa L. Sutrick	38	Vice President, Product Planning and Development

      The following is information regarding those persons currently serving as executive officers of Document Sciences, with the exception of Mr. McGannon whose information appears in “Proposal 1 Election of Directors — Nominees” on page 3.

      Daniel J. Fregeau has served as our Executive Vice President since January 2001. From 1998 to 2001, he served as our Vice President of Worldwide Sales and Business Development, from 1997 to 1998, he served as our Vice President, Business Development, from 1994 to 1997, he served as our Vice President, Marketing and from 1992 to 1994, he served as our Vice President, Sales. Prior to joining Document Sciences, Mr. Fregeau was Marketing Manager for the Networking Division of Sears Business Centers, San Diego, from 1990 to 1992. Mr. Fregeau was a founder and principal of MicroAge in San Diego from 1988 to 1990. From 1982 to 1988, he held several positions with Xerox Corporation’s Electronic Publishing Business Unit including Manager of Systems Engineering and Integration, Technical Program Manager and Project Manager. While at Xerox, Mr. Fregeau designed and directed the development of several publishing products and was a key contributor to the launch of the XICS (now CompuSet) product in the U.S. and Canada.

      J. Douglas Pike has served as our Vice President, Worldwide Sales since January 2001. He has also served as our Director of US Sales and Area Sales Manager since joining Document Sciences in January 1995. From 1990 to 1994, Mr. Pike was employed by Xerox Corporation to provide digital printing solutions to major accounts in the insurance and finance industries. He also worked for Unisys Corporation for seven years providing custom software application and database solutions as an account executive. Mr. Pike holds a B.S. degree in Industrial Technology from the State University of New York.

      Lisa L. Sutrick has served as our Vice President, Product Planning and Development since January 2002. She had previously served in the capacities of Director of Product Planning and Development, Director of Product Marketing, Product Marketing Manager for Document Library Services and Program Manager in Development since joining Document Sciences in May 1997. From 1987 to 1997, Ms. Sutrick held a variety of customer focused software development positions at Data Retrieval Corporation, a Wisconsin software company purchased by Document Sciences in May 1997. Ms. Sutrick holds a B.S. degree in Applied Mathematics from the University of Wisconsin, Stout.

Summary Compensation Table

      The following table shows information concerning compensation paid for services to Document Sciences during the last three fiscal years, as to the Chief Executive Officer and our other most highly compensated executive officers who were serving as our executive officers on December 31, 2001 and earned $100,000 in salary and bonuses in fiscal 2001. This includes compensation earned during these periods by Mr. Faber who resigned as our President and Chief Executive Officer in January 2001 when Mr. McGannon was named our President and Chief Executive Officer.

				Long-term
				Compensation
				Awards
		Annual Compensation
				Securities
			Bonuses and	Underlying	All Other
Name and Principal Position	Year	Salary	Commissions(1)	Options(#)	Compensation(2)

John L. McGannon	2001	$191,416	$50,000	150,000	$10,772
President, Chief Executive Officer	2000	151,000	—	—	10,479
and Chief Financial Officer	1999	116,750	133,750	95,000	10,247
Barton L. Faber	2001	—	—	30,000	52,983	(4)
Former President and Chief	2000	—	50,000	—	150,000	(5)
Executive Officer(3)	1999	—	—	200,000	42,900	(6)
Daniel J. Fregeau	2001	171,000	—	50,000	19,653	(7)
Executive Vice President	2000	170,167	—	—	10,100
	1999	155,833	123,750	120,000	21,274	(7)
J. Douglas Pike	2001	95,000	116,184	20,000	12,741
Vice President — Worldwide	2000	93,750	123,585	—	10,479
Sales(8)	1999	78,333	209,752	40,000	9,842

(1)	Includes bonuses and commissions earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus or commission was actually paid during such fiscal year. Mr. McGannon’s 2001 bonus, paid in March 2001, represented a one-time retention payment.

(2)	For each officer, except Mr. Faber, and each fiscal year, includes $3,000 of our contributions under the 401(k) Plan and insurance premiums paid by us.

(3)	Mr. Faber resigned as President and Chief Executive Officer of Document Sciences in January 2001.

(4)	For fiscal 2001, all other compensation includes fees of $31,250 paid to Mr. Faber pursuant to his consulting agreement described under “Certain Transactions — Consulting Agreement With Mr. Faber” and $21,733 in director fees.

(5)	For fiscal 2000, all other compensation includes fees of $150,000 paid to Mr. Faber pursuant to his consulting agreement described under “Certain Transactions — Consulting Agreement With Mr. Faber.”

(6)	For fiscal 1999, all other compensation includes fees of $42,900 paid to Mr. Faber pursuant to his consulting agreement.

(7)	For fiscal years 2001 and 1999, all other compensation includes accrued vacation payouts of $9,519 and $11,538, respectively.

(8)	Mr. Pike was appointed Vice President — Worldwide Sales in January 2001.

Option Grants in Last Fiscal Year

Option/SAR Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise or		Option Term(4)
	Options	in Fiscal	Base Price	Expiration
Name	Granted(1)	Year(2)	($/Share)	Date(3)	5%	10%

John L. McGannon	150,000	28.84%	$1.469	02/12/2011	$439,838	$828,638
Barton L. Faber	30,000	5.77%	1.50	05/31/2011	87,030	164,790
Daniel J. Fregeau	50,000	9.61%	1.469	02/12/2011	146,613	276,213
J. Douglas Pike	10,000	1.92%	1.375	01/31/2011	30,260	56,180
	10,000	1.92%	1.61	05/29/2011	27,910	53,830

(1)	Options in this table are nonstatutory stock options and were granted under the 1995 Stock Incentive Plan or a written compensatory arrangement and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest over no more than four years.

(2)	We granted options to purchase 520,150 shares of Common Stock to employees and directors in fiscal 2001.

(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of Document Sciences.

(4)	Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of the stock were to increase at such rates from the price at 2001 fiscal year end ($2.70 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $4.40 and $6.99, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

Option Exercises and Holdings

      The following table sets forth, for each of the officers named in the Summary Compensation Table, information concerning the number and value of shares subject to both exercisable and unexercisable stock options as of December 31, 2001. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2001.

Aggregated Fiscal 2001 Year-End Option Values

			Number of
			Securities Underlying		Value of Exercised
			Unexercised Options		In-the-Money Options
	Shares		at Fiscal Year End		at Fiscal Year End($)(1)
	Acquired On	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John L. McGannon	—	—	65,313	194,687	$50,344	$218,038
Barton L. Faber	—	—	224,687	30,313	190,000	36,000
Daniel J. Fregeau	15,000	$45,000	86,277	102,813	49,343	99,940
J. Douglas Pike	—	—	24,925	37,500	17,081	36,943

(1)	The market value of underlying securities is based on the closing price of our common stock on December 31, 2001 (the last trading day of fiscal year 2001) on The Nasdaq National Market of $2.70 minus the applicable exercise price.

(2)	Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by us.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Mr. McGannon

      Mr. McGannon entered into an employment agreement with Document Sciences effective November 1, 2000. The agreement provided for an annual base salary of $165,000. Mr. McGannon’s annual salary was increased in connection with his promotion to President and Chief Executive Officer and is subject to increases as deemed appropriate by the Board’s Human Resources Committee. Pursuant to the agreement, Mr. McGannon received a one-time retention bonus of $50,000 on March 31, 2001. Mr. McGannon’s employment may be terminated with cause, but, if Document Sciences terminates Mr. McGannon’s employment other than for cause, he is entitled to severance pay equal to one year’s base salary plus any annual bonus target. Additionally, Mr. McGannon would receive normal benefits for six months.

1995 Stock Incentive Plan

      Incentive and nonstatutory stock options are granted under the 1995 Stock Incentive Plan to employees of Document Sciences. The stock options are granted and administered by our Human Resources Committee. Each option is evidenced by a stock option agreement. The exercise price of a stock option may not be less than the fair market value of the common stock on the date such option was granted. The term of a stock option may be no more than ten years from the date of grant. Stock options granted under this plan vest 25% on the first anniversary of the date of grant with the balance vesting monthly in equal installments over the following three years.

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Introduction

      Our Human Resources Committee generally determines base salary levels for our executive officers at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon individual performance and the performance of Document Sciences. Our executive pay programs are designed to provide a strong and direct link between our performance and executive pay. Our Human Resources Committee’s executive compensation policies are designed to provide competitive levels of compensation and assist us in attracting and retaining the most qualified executives in our industry. Target levels of the executive officers’ overall compensation are intended to be consistent with compensation of other executives in our industry.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, we have historically positioned our executive base salary levels at approximately the 50th percentile of survey data, which includes both our direct competitors and the companies with whom we compete for executive talent. Pay is sufficiently variable that above-average performance for Document Sciences or the individual results in above-average total compensation for our executive officers and below-average performance results in below-average total compensation. Our focus is on corporate performance and individual contributions toward that performance.

Compensation Program

      We use a total compensation program, which consists of both cash and equity-based compensation, and has three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to our long-term success. The three components are:

•	Base Salary: Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to Document Sciences, as determined by our Human Resources Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

•	Variable Compensation: Variable compensation is intended to reward individual executives for annual performance against our total revenue and operating profit objectives by supplementing the base salary plan. Each executive’s annual incentive is a percentage of base salary modified by plan achievement. Payout begins at 90% and ranges up to 125% of planned operating profits and averages approximately 25% of annual salary at 100% plan achievement.

•	Long-Term Incentives: Long-term incentives are provided through grants of stock options. Our Human Resources Committee is responsible for determining, subject to the terms of the 1995 Stock Incentive Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 1995 Stock Incentive Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in their employment with us.

      An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of our business that will maximize long-term total return to stockholders.

Other

      In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under our health care and life insurance programs.

Performance Measurements and Industry Comparisons

      We believe that the key to our executive compensation program is setting aggressive business goals, integrating our executive compensation program with annual and strategic planning measurement processes and establishing an industry comparison to test our results against industry performance levels.

Compensation of the Chief Executive Officer

      The Chief Executive Officer participates in the same executive compensation program provided to other executive officers and senior management of Document Sciences as described above. Our Human Resources Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a portion of total compensation depend on the achievement of performance criteria. Each year, our Board of Directors approves business goals to include financial measures, which are used to evaluate the Chief Executive Officer’s performance for the year.

      Our Chief Executive Officer’s total cash compensation for the year ended December 31, 2001 was $252,188, comprising $202,188 in salary and benefits and a cash retention bonus of $50,000. Our corporate earnings goal for this period was not met.

      In January 2001, Mr. Faber resigned as our President and Chief Executive Officer and Mr. McGannon was appointed to replace Mr. Faber. Mr. McGannon entered into an employment agreement with us that is further described above under “Executive Officers and Compensation — Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

HUMAN RESOURCES COMMITTEE
OF THE BOARD OF DIRECTORS

Barton L. Faber — Chairman
Colin J. O’Brien
Thomas L. Ringer

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Our Human Resources Committee was formed in June 1996 and is currently composed of Mr. Faber, Mr. O’Brien and Mr. Ringer. No interlocking relationship exists between any member of our Board of Directors or Human Resources Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Mr. Faber is the only member of our Human Resources Committee that is or was formerly an officer or an employee of ours or our subsidiaries.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth the beneficial ownership of Document Sciences common stock as of March 26, 2002, for the following:

•	each person or group of affiliated persons who we know owns beneficially 5% or more of our common stock;

•	each of our directors and nominees;

•	each of our executive officers or former executive officers listed in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

	Number		Shares	Percentage
	of Shares	Rights to	Beneficially	Beneficially
Name and Addresses(1)	Owned(2)	Acquire(3)	Owned(4)	Owned

Principal Stockholders
Xerox Corporation	740,024	0	740,024	19.2%
800 Long Ridge Road Stamford, CT 06904
E. M. Palandri	214,179	44,614	258,793	6.6%
c/o Document Sciences Corporation 115, Rue Reaumur 75002 Paris, France
Directors and Nominees
John L. McGannon	5,000	123,646	128,646	3.2%
Thomas L. Ringer(5)	46,820	125,625	172,445	4.3%
James J. Costello(6)	740,024	0	740,024	19.2%
Barton L. Faber	30,000	224,999	254,999	6.3%
Colin J. O’Brien	10,000	0	10,000	*

	Number		Shares	Percentage
	of Shares	Rights to	Beneficially	Beneficially
Name and Addresses(1)	Owned(2)	Acquire(3)	Owned(4)	Owned

Additional Named Officers
Daniel J. Fregeau	84,628	114,714	199,342	5.0%
J. Douglas Pike	2,750	32,220	34,970	*
All directors and executive officers as a group (7 persons)	919,222	621,204	1,540,426	34.4%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009.

(2)	Includes shares for which the named person has sole or shared voting and investment power. Excludes shares that may be acquired through stock option exercises.

(3)	Share that can be acquired through stock options which are exercisable on or before May 25, 2002.

(4)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 26, 2002, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(5)	Pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 46,820 shares of common stock.

(6)	Mr. Costello is a director of Document Sciences, a Director of Xerox and Vice President of Xerox Technology Enterprises and has been attributed the beneficial ownership of the 740,024 shares held by Xerox. Mr. Costello disclaims beneficial ownership of the 740,024 shares held by Xerox.

CERTAIN TRANSACTIONS

Relationship with Mr. Costello and Mr. O’Brien

      During fiscal 2001, Mr. Costello was a Director of Business Development and Mr. O’Brien was a Vice President of Xerox. Mr. O’Brien retired from his post as Vice President of Xerox in January 2001. Mr. Costello shares beneficial ownership of the shares owned by Xerox, with which Document Sciences has certain relationships and related transactions as described below. In fiscal 2001, revenues derived from relationships with Xerox and affiliates of Xerox accounted for approximately $4.1 million, representing 19% of our total revenues.

Transfer and License Agreement with Xerox

      In connection with the transfer of our technology from Xerox, we entered into a Transfer and License Agreement with Xerox in July 1992 to expire upon the expiration of all of the rights in the items covered thereby. This agreement was subsequently amended in September 1994. Pursuant to the terms of the agreement, as amended:

•	Xerox transferred all worldwide copyrights in and to the predecessor product of CompuSet and granted us a non-exclusive license to use the Xerox trade secrets in existence as of July 1992 pertaining to the transferred software;

•	we granted Xerox a non-exclusive royalty-free license to use and copy the transferred software for internal purposes only, and to use portions of the code of the transferred software in products developed by Xerox;

•	Xerox granted us a non-exclusive, royalty-free license to use, modify and reproduce the source code of XPS and EVMS, two software products comprising a small portion of our current CompuSet products, and to distribute derivatives of XPS and EVMS in object code format;

•	we granted to Xerox ownership of all technical information not primarily related to computer software that is generated by us. While Xerox owned a majority of our outstanding capital stock, we retained a non-exclusive license to use such technical information outside of certain eastern Asian and Pacific Rim countries;

•	we granted “most favored nation” status with respect to the purchase price of software products sold by us to Fuji Xerox Co. Ltd., and

•	we granted Fuji Xerox a right of first negotiation with respect to exclusive distribution of our products in certain eastern Asian and Pacific Rim countries.

Relationship with Fuji Xerox Australia

      We have an arrangement with Fuji Xerox pursuant to which Fuji Xerox distributes our products in Australia and New Zealand. For each copy of our products sublicensed by Fuji Xerox, Fuji Xerox pays us initial and annual fees equal to our list price minus a percentage discount based on annual volume of sublicenses of our products. Fuji Xerox provides technical support to its end users, with periodic software upgrades provided to Fuji Xerox by us. The latest agreement began on January 1, 2001 and has a three-year term subject to automatic successive one-year renewal terms, unless either party gives written notice within 90 days prior to expiration of the then current term of its intention not to further extend the agreement.

Xerox Canada Agreement

      Our Cooperative Marketing and Customer Support Agreement with Xerox Canada Limited is a non-exclusive cooperative marketing agreement in which Xerox Canada provides support and referrals of our products in Canada. Under the terms of this agreement, Xerox Canada refers our products for sale by our direct sales organization, provides technical support and assists end users with application development. Xerox Canada receives referral and support fees for sales and installations of our products in Canada. The latest agreement began on February 1, 2000 and has a term of three years subject to automatic successive one-year renewal terms, unless either party gives notice at least 90 days prior to the expiration of the then current term that it will not renew the agreement.

European/ Sub-Saharan Africa VAR Agreements

      We have numerous Value Added Reseller and Value Added Remarketer agreements in Europe and South Africa, Namibia and Swaziland, many of which are with Xerox, Ltd. and other Xerox affiliates. The rights granted to our resellers under these agreements are typically non-exclusive, although the agreement covering the territories of South Africa, Namibia and Swaziland grant the reseller exclusive rights in its territory. In the usual circumstance, the reseller purchases our products pursuant to purchase orders and redistributes the products in its territory, with the reseller having no right to copy our products. The reseller performs front-line technical support for its end users, and software upgrades are periodically provided to the reseller by Document Sciences. Each reseller agreement runs for either a two- or three-year term, with automatic one-year renewals unless either party gives notice of non-renewal within a specified period prior to renewal.

Tax Sharing Agreement

      We had a Tax Sharing Agreement with Xerox that provided for the allocation between Xerox and Document Sciences of all responsibilities, liabilities and benefits relating to taxes paid or payable by either Xerox or us for all taxable periods, whether beginning before, on or after our initial public offering in September 1996. Prior to the consummation of our initial public offering, we had been included in the consolidated tax returns of Xerox. Since our initial public offering, we had filed combined state income tax returns as required by law in certain states and we had filed separate state tax returns in the remaining states. As a result of our tender offer in April 2001 pursuant to which we purchased 6,000,000 shares of our outstanding common stock and our exercise of an option to purchase additional shares from Xerox, Xerox presently owns 19.9% of our outstanding shares. Since Xerox owns less than 50% of our outstanding shares, we began filing separate tax returns in all states in April 2001.

Promissory Notes to Xerox

      On April 16, 2001, we executed two promissory notes payable to Xerox to purchase 1,139,600 shares of our common stock owned by Xerox at $2.00 per share. The principal amount of the first note was $2,000,000 and accrued interest at 9%. This note was due on March 23, 2002. The principal amount of the second note was $279,200 and accrued interest at 9%. This note was due on March 23, 2003. Both of these notes were paid in full on February 15, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934 (“Section 16(a)”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and The Nasdaq National Market reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish Document Sciences with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on review of the copies of such reports furnished to Document Sciences or written representations that no other reports were required, we believe that during the 2001 fiscal year all filing requirements applicable to our officers, directors and greater than ten percent stockholders were timely filed, except for a Form 3 filing for J. Douglas Pike, upon his appointment as an officer in January 2001, which was subsequently filed in March 2001.

DOCUMENT SCIENCES STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return for the period beginning on January 1, 1997 through December 31, 2001 for:

•	our common stock;

•	The Nasdaq National Market Composite; and

•	The Nasdaq Computer Index.

      Each of the returns assumes an investment of $100 on January 1, 1997 and the reinvestment of all dividends. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

OTHER INFORMATION

Incorporation by Reference

      In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so that information should be considered as part of the filing that you read. Our 2001 Annual Report is incorporated by reference. Based on the Securities and Exchange Commission regulations, the stock performance graph on page 17 of this proxy statement, the Audit Committee Report on page 4 and the Report of the Human Resources Committee of the Board of Directors on page 11 specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

      This proxy statement is sent to you as part of the proxy materials for the 2002 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Availability of Additional Information

      Copies of our 2001 Annual Report (which includes the Annual Report (Form 10-K) filed with the Securities and Exchange Commission) have been distributed to stockholders. Additional copies and additional information are available without charge from Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009, Attention: Corporate Secretary.

OTHER MATTERS

      We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as we may recommend.

      It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

THOMAS L. RINGER
Chairman of the Board

Carlsbad, California

March 26, 2002

APPENDIX A

DOCUMENT SCIENCES CORPORATION

1997 EMPLOYEE STOCK PURCHASE PLAN

      The following constitute the provisions of the 1997 Employee Stock Purchase Plan of Document Sciences Corporation.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2. Definitions.

      (a) “Board” shall mean the Board of Directors of the company.

      (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

      (c) “Common Stock” shall mean the common stock of the Company.

      (d) “Company” shall mean Document Sciences Corporation, a Delaware corporation, and any Designated Subsidiary of the Company.

      (e) “Compensation” shall mean all base straight time gross earnings and sales commissions, overtime pay and cash bonuses.

      (f) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      (g) “Employee” shall mean any Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

      (h) “Enrollment Date” shall mean the first day of each Offering Period.

      (i) “Exercise Date” shall mean the last day of each Offering Period.

      (j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or the Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

      (k) “Offering Period” shall mean a period of approximately six (6) months, commencing on an Enrollment Date and terminating on an Exercise Date. The first Offering Period shall commence on the first Trading Day following June 1, 1997 and shall terminate on the last Trading Day of the sixth month following the commencement of the Offering Period. Thereafter, Offering Periods shall commence on the first Trading Day following termination of the prior Offering Period and shall terminate on the last Trading Day of the sixth month following commencement of such Offering Period.

      (l) “Parent” shall mean any corporation, domestic or foreign, in an unbroken chain of corporations ending with the Company if each corporation in the chain (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      (m) “Plan” shall mean this 1997 Employee Stock Purchase Plan.

      (n) “Purchase Price” shall mean an amount equal to not less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower. If the Enrollment Date shall fall on a Saturday, Sunday, or other legal holiday, the Fair Market Value shall be determined as of the trading day immediately preceding the Enrollment Date.

      (o) “Reserves” shall mean the number of Treasury Shares covered by each option under the Plan which have not yet been exercised and the number of Treasury Shares which have been authorized for issuance under the Plan but not yet placed under option.

      (p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      (q) “Trading Day” shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.

      (r) “Treasury Shares” shall mean shares of Common Stock that have been previously issued to stockholders and reacquired by the Company.

      3. Eligibility.

      (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent, Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and any Parent or its subsidiaries would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

      4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods. The first Offering Period shall commence on the first Trading Day following June 1, 1997 and shall terminate on the last Trading Day of the sixth month following the commencement of the Offering Period. Thereafter, Offering Periods shall commence on the first Trading Day following Exercise Date of the prior Offering Period and shall terminate on the last Trading Day of the sixth month following commencement of such Offering Period. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

      5. Participation.

      (a) An eligible Employee may become a participant in the Plan by completing a enrollment agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s Human Resources office not later than one day prior to the applicable Enrollment Date.

      (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

      6. Payroll Deductions.

      (a) At the time a participant files his or her enrollment agreement, he or she shall elect to have payroll deductions made on each pay day during an Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

      (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

      (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, but may not otherwise increase or decrease the rate of his or her payroll deductions during the Offering Period. A participant’s enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

      (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s enrollment agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

      (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

      7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price. During a six month Offering Period no Employee shall be permitted to purchase more than 5,000 shares (or such lesser number determined by the Administrator; provided, however, that such limit shall be adjusted proportionately in the event of an Offering Period longer than six months. All such purchases shall also be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

      8.     Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable

Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be carried over in the participant’s account into the next Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

      9.     Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the shares shall be credited to an account in the participant’s name with a brokerage firm selected by the Plan Committee to hold the shares in its street name.

      10.     Withdrawal; Termination of Employment.

      (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time up to two weeks prior to any Exercise Date by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal, such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new enrollment agreement.

      (b) Upon a participant’s ceasing to be an Employee (as defined in Section 2(g) hereof) for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

      (c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

      11.     Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

      12.     Stock.

      (a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be six hundred fifty thousand (650,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. Shares issuable under the Plan shall be Treasury Shares. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

      (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

      13.     Administration.

      (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

      (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

      14.     Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      15.     Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof. The Company shall have the right to place a legend on all stock certificates delivered pursuant to this Plan setting forth the restriction on transferability of such shares.

      16.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      17.     Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

      18.     Adjustments Upon Changes in Capitalization; Dissolution; Liquidation; Merger or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

      (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

      19.     Amendment or Termination.

      (a) The Board of Directors of the Company may at any time and for any reason amend or terminate the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

      (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods (provided no Offering Period may be more than seven months), limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

      20.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      22.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

DOCUMENT SCIENCES CORPORATION

PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 26, 2002, and hereby appoints John L. McGannon, its proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on April 23, 2002, at 9:00 a.m. local time at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, and at any postponement or adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below. Such attorney or substitute as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all of the powers of said attorney-in-fact hereunder.

    All other proxies heretofore given by the undersigned to vote shares of DOCUMENT SCIENCES CORPORATION’S common stock are expressly revoked.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 BELOW:

1. ELECTION OF DIRECTORS:

☐ FOR            ☐ WITHHELD            ☐ EXCEPTIONS

      NOMINEES: John L. McGannon, Thomas L. Ringer, James J. Costello, Barton L. Faber, Colin J. O’Brien

†	INSTRUCTIONS. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.

* Exceptions

2.	APPROVAL OF AN AMENDMENT TO OUR 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 300,000 THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE:

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

(continued, and to be signed on other side)

(continued from other side)

3.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2002:

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR ITEMS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Votes must be indicated (x) in BLACK or BLUE ink. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

☐	MARK HERE FOR

ADDRESS CHANGE AND
NOTE BELOW

Dated: ___________________________________2002

Signature

Signature if held jointly